Exhibit 99.1

February 26, 2018

Liberty Broadband Corporation to Present at Deutsche Bank Media, Telecom & Business Services Conference

ENGLEWOOD, Colo.--(BUSINESS WIRE) -- Liberty Broadband Corporation (Nasdaq: LBRDA, LBRDK) announced that Greg Maffei, President and CEO of Liberty Broadband Corporation, will be presenting at the Deutsche Bank Media, Telecom and Business Services Conference, on Monday, March 5th at 4:20 p.m., E.S.T. at the Breakers Hotel in Palm Beach, FL.  During his presentations, Mr. Maffei may make observations regarding the company's financial performance and outlook, as well as other forward looking matters.

The presentations will be broadcast live via the Internet. All interested persons should visit the Liberty Broadband Corporation website at http://ir.libertybroadband.com/events-presentations to register for the webcasts. An archive of the webcasts will also be available on this website for one year after appropriate filings have been made with the SEC.

About Liberty Broadband Corporation

Liberty Broadband Corporation’s (Nasdaq: LBRDA, LBRDK) businesses consist of its interest in Charter Communications and its subsidiary Skyhook (formerly TruePosition).

Liberty Broadband Corporation
Courtnee Chun, 720-875-5420